UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 1, 2021

Extraction Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37907	46-1473923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
370 17th Street Suite 5200 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 557-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	XOG	NASDAQ Global Select Market (1)

(1) The common stock, par value $0.01 per share, of Extraction Oil & Gas, Inc. ceased being traded prior to the opening of the market on November 2, 2021 and will no longer be listed on the NASDAQ Global Select Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 1, 2021 (the “Closing Date”), Civitas Resources, Inc., a Delaware corporation formerly named Bonanza Creek Energy, Inc. (“Parent”), completed (i) its previously announced “merger of equals” with Extraction Oil & Gas, Inc., a Delaware corporation (“Extraction”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of May 9, 2021, by and among Parent, Raptor Eagle Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Raptor Eagle Merger Sub”), and Extraction (as amended, the “Extraction Merger Agreement”), and (ii) its previously announced acquisition of CPPIB Crestone Peak Resources America Inc., a Delaware corporation (“Crestone Peak”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of June 6, 2021, by and among Parent, Raptor Condor Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub 1”), Raptor Condor Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub 2”), Crestone Peak Resources LP (“CPR”), Crestone Peak, Crestone Peak Resources Management LP and Extraction (the “Crestone Merger Agreement” and together with the Extraction Merger Agreement, the “Merger Agreements”) (collectively, the “Closing”). Upon consummation of the Extraction Merger, Parent changed its name from “Bonanza Creek Energy, Inc.” to “Civitas Resources, Inc.” (“Civitas”), and it is expected that on November 2, 2021, the first trading day following the Closing Date, common stock of Parent, par value $0.01 per share (the “Parent Common Stock”) will begin trading on the New York Stock Exchange (“NYSE”) under the new name and new ticker symbol “CIVI.”

Extraction Merger

Pursuant to the Extraction Merger Agreement, at the effective time of the Extraction Merger (as defined below) (the “Extraction Merger Effective Time”), (i) Raptor Eagle Merger Sub merged with and into Extraction (the “Extraction Merger”), with Extraction continuing its existence as the surviving corporation and a wholly owned subsidiary of Parent following the Extraction Merger (the “Extraction Surviving Corporation”), (ii) each share of common stock, par value $0.01 per share, of Extraction (the “Extraction Common Stock”) issued and outstanding as of immediately prior to the Extraction Merger Effective Time was converted into the right to receive 1.1711 shares of Parent Common Stock for each of share of Extraction Common Stock (the “Extraction Exchange Ratio”), with cash paid in lieu of the issuance of fractional shares, if any, and (iii) each holder of Extraction Common Stock received a total dividend equalization payment, as part of the Extraction Merger consideration, of approximately 0.017225678 shares of Parent Common Stock per share of Extraction Common Stock related to Parent’s June 30, 2021 and September 30, 2021 dividends with cash paid in lieu of the issuance of fractional shares, if any. Following the Extraction Merger and prior to the Crestone Peak Merger (as defined below), persons who were stockholders of Extraction immediately prior to the Extraction Merger owned approximately 50.2% of the combined company and persons who were stockholders of Parent immediately prior to the Extraction Merger owned 49.8% of the combined company.

Additionally, pursuant to the Extraction Merger Agreement, at the Extraction Merger Effective Time, each outstanding award of restricted stock units (including those subject to performance-based vesting conditions) issued pursuant to Extraction’s 2021 Long Term Incentive Plan (the “Extraction Equity Plan”) that was outstanding immediately prior to the Extraction Merger Effective Time and that by its terms did not settle by reason of the occurrence of the closing of the Extraction Merger (each, an “Extraction RSU Award”) was assumed by Parent and converted into a number of restricted stock units with respect to shares (rounded to the nearest number of whole shares) of Parent Common Stock (such restricted stock unit, a “Converted RSU”) equal to the product of the number of Extraction Common Stock subject to the Extraction RSU Award immediately prior to the Extraction Merger Effective Time multiplied by the Extraction Exchange Ratio, effective as of the Extraction Merger Effective Time.

As of the Extraction Merger Effective Time, each Converted RSU continued to be governed by the same terms and conditions (including vesting and forfeiture) that were applicable to the corresponding Extraction RSU Award immediately prior to the Extraction Merger Effective Time. However, any Extraction RSU Award subject to performance-based vesting conditions continued to be measured pursuant to the same terms and conditions of the underlying Extraction RSU Award in effect as of immediately prior to the Extraction Merger Effective Time. In addition, Converted RSUs subject to performance-based vesting conditions held by certain Extraction executives provide that, in the event such individual’s employment is terminated for death, disability, by Parent for any reason other individual for good reason, in each case, on or within twelve months following the Closing Date, the portion of such individual’s Converted RSU subject to performance-based vesting conditions shall, effective as of such individual’s termination date, immediately vest in full based on deemed achievement of any applicable performance goals at the maximum level of performance. Further, effective as of immediately prior to the Extraction Merger Effective Time, each award of deferred stock units granted under the Extraction Equity Plan and held by a member of the Extraction board who is not a designee of Extraction for appointment to Parent’s Board of Directors (the “Board”) as of the Extraction Merger Effective Time immediately vested in full.

Additionally, at the Extraction Merger Effective Time, in accordance with the terms of (i) the Extraction Tranche A warrants to purchase Extraction Common Stock, issued pursuant to that certain Warrant Agreement by and between Extraction and American Stock Transfer & Trust Company, LLC, as warrant agent, dated as of January 20, 2021 (the “Tranche A Warrants”), and (ii) the Extraction Tranche B warrants to purchase Extraction Common Stock, issued pursuant to that certain Warrant Agreement by and between Extraction and American Stock Transfer & Trust Company, LLC, as warrant agent, dated as of January 20, 2021 (the “Tranche B Warrants,” and, together with the Tranche A Warrants, the “Extraction Warrants”), that were issued and outstanding immediately prior to the Extraction Merger Effective Time, were cancelled and Parent executed a replacement warrant agreement for the Tranche A Warrants and a replacement warrant agreement for the Tranche B Warrants (each, a “Replacement Warrant Agreement”) and issued to each holder of the Extraction Warrants a replacement warrant (each, a “Replacement Warrant”) that is exercisable for a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock that would have been issued or paid to a holder of the number of shares of Extraction Common Stock into which such Extraction Warrant was exercisable immediately prior to the Extraction Merger Effective Time. Each Replacement Warrant has an exercise price as set forth in the applicable Replacement Warrant agreement, subject to adjustment as set forth therein.

The Replacement Warrants may be exercised, in whole or in part, at any time or from time to time on or before 5:00 p.m., New York time, on (x) January 20, 2025, in the case of the Replacement Warrants for the Tranche A Warrants, or (y) January 20, 2026, in the case of the Replacement Warrants for the Tranche B Warrants. The number shares of Parent Common Stock for which a Replacement Warrant is exercisable, and the exercise price of such Replacement Warrant, are subject to customary adjustments from time to time upon the occurrence of certain events, including the payment of in-kind dividends or distributions, splits, subdivisions or combinations of shares of Parent Common Stock. A holder of a Replacement Warrant, in its capacity as such, is not entitled to any rights whatsoever as a stockholder of Parent, except to the extent expressly provided in the applicable Replacement Warrant agreement.

Crestone Peak Merger

Pursuant to the Crestone Merger Agreement, at the effective time of the Crestone Peak Merger (as defined below) (the “Crestone Merger Effective Time”), (i) Merger Sub 1 merged with and into Crestone Peak (the “Merger Sub 1 Merger”), with Crestone Peak continuing its existence as the surviving corporation as a wholly owned subsidiary of Parent following the Merger Sub 1 Merger (the “Crestone Surviving Corporation”), and (ii) subsequently, the Crestone Surviving Corporation merged with and into Merger Sub 2 (the “Merger Sub 2 Merger” and together with the Merger Sub 1 Merger, the “Crestone Peak Merger” and together with the Extraction Merger, the “Transactions”), with Merger Sub 2 continuing its existence as the surviving entity as a wholly owned subsidiary of Parent (the “Crestone Surviving Entity”).

Pursuant to the Crestone Merger Agreement, at the effective time of the Merger Sub 1 Merger (the “Merger Sub 1 Merger Effective Time”), the shares of Crestone Peak common stock, par value $0.01 per share (“Crestone Peak Common Stock”) (excluding shares of Crestone Peak Common Stock held by Crestone Peak as treasury shares or by Parent or Merger Sub 1 immediately prior to the Merger Sub 1 Merger Effective Time) issued and outstanding as of immediately prior to the Merger Sub 1 Effective Time, were converted into the right to collectively receive 22,500,000 shares of Parent Common Stock (the “Crestone Peak Merger Consideration”). In addition, at the effective time of the Merger Sub 2 Merger (the “Merger Sub 2 Merger Effective Time”), each share of common stock of the Crestone Surviving Corporation issued and outstanding as of immediately prior to the Merger Sub 2 Merger Effective Time was automatically cancelled and each unit of Merger Sub 2 issued and outstanding immediately prior to the Merger Sub 2 Merger Effective Time remained issued and outstanding and represents the only outstanding units of the Crestone Surviving Entity immediately following the Merger Sub 2 Merger.

The Crestone Merger Agreement does not provide for specific treatment of equity compensation awards in connection with the Crestone Peak Merger. Certain Crestone Peak employees held profits interest and phantom equity awards based upon the Class B units of CPR vested in connection with the Crestone Peak Merger under the terms and conditions of the governing equity compensation plans. No employees received settlement payments with respect to any outstanding profits interests, but the outstanding phantom equity awards vested in connection with the Crestone Peak Merger and certain Crestone Peak employees received an aggregate amount of approximately $1.5 million in cash for settlement with respect to the outstanding phantom equity awards in connection with the Crestone Peak Merger.

Following the completion of the Extraction Merger and the Crestone Peak Merger, persons who were stockholders of Parent, Extraction and Crestone Peak immediately prior to the Crestone Peak Merger own approximately 37%, 37% and 26% of the combined company, respectively.

The foregoing description of the Merger Agreements and the Transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreements, which are attached as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3 hereto.

The events described in this Current Report on Form 8-K took place in connection with the completion of the Transactions.

For additional information about the Merger Agreements and the transactions contemplated thereby, including the Transactions, please read Extraction’s joint proxy statement/prospectus dated September 28, 2021 filed by Extraction with the Securities and Exchange Commission (the “SEC”) on September 28, 2021 (the “Proxy Statement/Prospectus”).

Item 1.01	Entry Into a Material Definitive Agreement.

Contemporaneously with the Crestone Merger Effective Time, in connection with the Transactions, the Parent as borrower, JPMorgan Chase Bank, N.A., as the administrative agent (the “Administrative Agent”), and a syndicate of financial institutions, as lenders, entered into an Amended and Restated Credit Agreement, dated as of November 1, 2021 (the “New Credit Agreement”) having an Aggregate Maximum Credit Amount (as defined in the New Credit Agreement) of $2.0 billion. The New Credit Agreement, among other things: (i) increases the aggregate elected commitments to from $400.0 million to $800.0 million, (ii) increases the available borrowing base from $500.0 million to $1.0 billion, (iii) extends the maturity date of the New Credit Agreement to November 1, 2025 and (iv) amends the borrowing base adjustment provisions such that, between borrowing base determinations, downward adjustments related to the incurrence of certain permitted indebtedness will only take into account such indebtedness that exceeds $500.0 million through April 2022 and, thereafter, if the Company's pro-forma leverage ratio is less than 1.50:1. Under the New Credit Agreement, the Company's credit facility will be guaranteed by all restricted domestic subsidiaries of the Company including by the Extraction Surviving Corporation, the Crestone Surviving Entity, and all their respective subsidiaries, and will be secured by first priority security interests on substantially all assets, including a mortgage on at least 90% of the total value of the proved oil and gas properties evaluated in the most recently delivered reserve reports prior to the amendment effective date, including any engineering reports relating to the oil and gas properties of the Extraction Surviving Corporation, the Crestone Surviving Entity, their respective subsidiaries, of each of the Company, all restricted domestic subsidiaries of the Company, the Extraction Surviving Corporation and the Crestone Surviving Entity, in each case, subject to customary exceptions.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02

Item 2.01	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note of this Current Report on Form 8-K, on November 1, 2021, Parent completed its previously announced merger of equals with Extraction pursuant to the terms of the Extraction Merger Agreement and the acquisition of Crestone Peak pursuant to the terms of the Crestone Merger Agreement.

At the Extraction Merger Effective Time, each eligible share of Extraction Common Stock issued and outstanding immediately prior to the Extraction Merger Effective Time was automatically converted into the right to receive 1.1711 shares of Parent Common Stock, with cash paid in lieu of the issuance of any fractional shares (the “Extraction Merger Share Consideration”), and each holder of Extraction Common Stock received a total dividend equalization payment of approximately 0.017225678 shares of Parent Common Stock per share of Extraction Common Stock related to the June 30, 2021 and September 30, 2021 dividends as part of the Extraction Merger consideration, with cash paid in lieu of the issuance of fractional shares.

At the Merger Sub 1 Merger Effective Time, the issued and outstanding shares of Crestone Peak Common Stock (excluding shares of Crestone Peak Common Stock held by Crestone Peak as treasury shares or by Parent or Merger Sub 1 immediately prior to the Merger Sub 1 Merger Effective Time), were converted into the right to collectively receive 22,500,000 shares of Parent Common Stock.

The foregoing description of the Transactions, the Merger Agreements, and the transactions contemplated thereby, is a summary only, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreements. The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the completion of the Extraction Merger, shares of Extraction Common Stock were listed and traded on the NASDAQ Global Select Market (the “NASDAQ”) under the trading symbol “XOG.” In connection with the completion of the Extraction Merger, Extraction notified NASDAQ of the Extraction Merger Share Consideration and requested that NASDAQ withdraw the listing of Extraction Common Stock. Upon Extraction’s request, the NASDAQ filed a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the Extraction Common Stock and the deregistration of the Extraction Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Extraction Common Stock ceased being traded prior to the opening of the market on November 2, 2021, and is no longer listed on NASDAQ. In addition, Extraction intends to file with the SEC a Form 15 requesting that the reporting obligations of Extraction under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Extraction Merger, at the Extraction Effective Time, Extraction became a wholly owned subsidiary of Parent.

The information set forth in the Introductory Note, Item 2.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Extraction Merger, all of the directors and officers of Extraction ceased serving in such capacities, effective as of the Extraction Effective Time. The former directors and officers of Extraction will receive the severance benefits under their respective employment agreements, as previously disclosed in the Proxy Statement/Prospectus.

In addition, in connection with the Extraction Merger, Benjamin Dell, Morris Clark, Carrie M. Fox and Howard A. Willard, III, who were members of the board of directors of Extraction immediately prior to the Extraction Effective Time, were appointed to the board of directors of Parent, with Mr. Dell serving as chairman, effective as of the Extraction Effective Time; Marianella Foschi, who was Chief Financial Officer of Extraction immediately prior to the Extraction Effective Time, was appointed as Parent’s Chief Financial Officer, effective as of the Extraction Effective Time; and Matt Owens, who was Chief Operating Officer of Extraction immediately prior to the Extraction Effective Time, was appointed as Parent’s Chief Operating Officer, effective as of the Extraction Effective Time.

Item 7.01	Regulation FD Disclosure.

On November 1, 2021, Extraction and Parent issued a joint news release announcing the completion of the Transactions and other matters. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of May 9, 2021, by and among Bonanza Creek Energy, Inc., Raptor Eagle Merger Sub, Inc. and Extraction Oil & Gas, Inc. (incorporated by reference to Exhibit 2.1 to Extraction Oil & Gas, Inc.’s Current Report on Form 8-K filed on May 10, 2021).
2.2†	Agreement and Plan of Merger, dated as of June 6, 2021, by and among Bonanza Creek Energy, Inc., Raptor Condor Merger Sub 1, Inc., Raptor Condor Merger Sub 2, LLC, Crestone Peak Resources LP, CPPIB Crestone Peak Resources America Inc., Crestone Peak Resources Management LP and Extraction Oil & Gas, Inc. (incorporated by reference to Exhibit 2.1 to Extraction Oil & Gas, Inc.’s Current Report on Form 8-K filed on June 8, 2021).
2.3†	Amendment No. 1 to Agreement and Plan of Merger, dated as of June 6, 2021, by and among Bonanza Creek Energy, Inc., Raptor Eagle Merger Sub, Inc. and Extraction Oil & Gas, Inc. (incorporated by reference to Exhibit 2.2 to Extraction Oil & Gas, Inc.’s Current Report on Form 8-K filed on June 8, 2021).
99.1**	Joint Press Release, dated November 1, 2021.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Furnished herewith.

†	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Parent agrees to furnish a supplemental copy of any omitted schedule or attachment to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRACTION OIL & GAS, INC.

Dated: November 2, 2021	By:	/s/ Marianella Foschi
	Name:	Marianella Foschi
	Title:	Chief Financial Officer (Principal Financial Officer)